SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 of Matters to a Vote of Security Holders.

MRV Communications, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 11, 2009 (“Annual Meeting”).  Pursuant to the addition of the Item 5.07 requirement for Current Reports on Form 8-K, effective February 28, 2010, the Company is providing the following information regarding the results of the matters voted on by stockholders at the  Annual Meeting:

a)                                     Election of ten Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
Baruch Fischer	107,923,166	7,921,377
Charles M. Gillman	114,015,714	1,828,829
Joan E. Herman	108,959,611	6,884,932
Michael E. Keane	109,226,322	6,618,221
Noam Lotan	104,935,604	10,908,939
Shlomo Margalit	105,391,306	10,453,237
Michael J. McConnell	113,456,375	2,388,168
Igal Shidlovsky	106,408,423	9,436,120
Kenneth Shubin Stein	113,633,246	2,211,297
Philippe Tartavull	113,752,139	2,092,404

b)                                    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2009:  107,885,577 shares in favor, 4,050,778 shares against, and 85,524 shares abstaining.

There were no broker non-votes for either of the matters listed above.

On October 8, 2009, the Company entered into an Agreement with Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP, Charles M. Gillman, Michael J. McConnell, Kenneth H. Shubin Stein, to settle matters pertaining to the contested election of directors to the Company’s Board of Directors at the Company’s Annual Meeting.  A description of the agreement is included in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 14, 2009, and the agreement itself is attached thereto as Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  March 3, 2010

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
Chief Executive Officer